Exhibit 99.1

CUSIP No.	141337 10 5
EXHIBIT A
JOINT FILING STATEMENT
We, the undersigned, hereby express our agreement that the attached statement on Schedule 13G relating to the Common Stock of Carbonite, Inc. is filed on behalf of each of us.
Dated: September 14, 2011
INSTITUTIONAL VENTURE PARTNERS XIII L.P.

By:	Institutional Venture Management XIII LLC
Its:	General Partner

By:	/s/ J. Sanford Miller

Norman A. Fogelsong, Managing Director

INSTITUTIONAL VENTURE MANAGEMENT XIII LLC

By:	/s/ J. Sanford Miller

Norman A. Fogelsong, Managing Director

/s/ Melanie Chladek

Melanie Chladek, Attorney-in-Fact for Todd C. Chaffee

/s/ Melanie Chladek

Melanie Chladek, Attorney-in-Fact for Norman A. Fogelsong

/s/ Melanie Chladek

Melanie Chladek, Attorney-in-Fact for Stephen J. Harrick

/s/ Melanie Chladek

Melanie Chladek, Attorney-in-Fact for J. Sanford Miller

/s/ Melanie Chladek

Melanie Chladek, Attorney-in-Fact for Dennis B. Phelps